Exhibit 99.1

First National Corporation Reports First Quarter 2003 Earnings

    COLUMBIA, S.C.--(BUSINESS WIRE)--April 18, 2003--First National Corporation (Amex: FNC) the holding company for South Carolina Bank and Trust, South Carolina Bank and Trust of the Piedmont, and South Carolina Bank and Trust of the Pee Dee, reports solid earnings and strong growth for the first three months of 2003.

    Results of Operations and Financial Results

    Net income for the quarter was on plan at $3,421,000, up 1.3% from $3,376,000 in the first quarter of 2002. Diluted earnings per share for the quarter were $0.446 compared to $0.441 in the first quarter of 2002. Average loans grew by $141 million, or 18.6%, and average deposits grew by $95 million, or 11.7%, for the quarter compared to the levels in the same quarter of the previous year. Likewise, loans and deposits increased notably from the balances three months ago at yearend 2002. Please refer to the accompanying tables for comparative data on results of operations and financial information.
    Based on increased total assets and shareholders' equity, the first quarter 2003 results represent an annualized return on average assets of 1.20% and an annualized return on average total equity of 13.23%. Comparable ratios for the three-month period ended March 31, 2002 were 1.32% and 14.49%.
    Total assets at March 31, 2003 were $1,192,941,000, up 12.1% from a year ago. Gross loans less unearned discount grew significantly during the quarter in the commercial real estate, commercial, residential mortgage, and home equity categories. At March 31, 2002 gross loans less unearned discount totaled $912,776,000. Total deposits at quarter end were $941,404,000. Total shareholders' equity was $105,648,000 at the end of the quarter, reflecting an increase of 12.1% from the prior year's first quarter. The current total equity amount represents a book value per share of $13.76 and a total equity-to-assets ratio of 8.86%, continuing to reflect a strong capital position for the Company.
    Non-taxable equivalent net interest income (before provision for loan losses) was $12,348,000 for the quarter, up 5.6% from $11,688,000 in the comparable quarter last year. In spite of a historically low level of interest rates, FNC maintained a strong 4.71% net interest margin (taxable equivalent) for the first quarter. The margin improved from 4.69% in the previous quarter even though the average prime lending rate declined from quarter-to-quarter. The ability of depository institutions to sustain current net interest margins will likely continue to be influenced by the current low interest rate environment, national economic conditions, and international events. FNC's earning asset growth and the growth in low-rate and noninterest bearing deposits continue to bolster the net interest income (in dollars), thereby decreasing the impact of compression of net interest margins during this low-rate period.
    Non-interest income for the first quarters of 2003 and 2002 was $5,334,000 and $4,151,000, representing a 28.5% increase. The increase in 2003 was primarily attributable to increases in deposit account service charges and secondary market mortgage fee income. Non-interest expenses were $11,629,000 in the first quarter, up 13.6% from $10,241,000 in the comparable period of 2002. Primary factors influencing the increased expenses were higher staffing levels to support the Company's growth and entry into new markets, planned higher levels of salary and benefits or incentive expenses associated with increased staffing and lending activities, and commissions to mortgage loan originators based on strong production.
    First National Corporation continues to compare favorably with regional and national peers in asset quality measurements. Nonperforming loans totaled $5,722,000 at March 31, 2003, representing 0.63% of period end loans. Other Real Estate Owned at quarter end amounted to $496,000. The allowance for loan losses at March 31, 2003 was $11,233,000 and represented 1.23% of total loans net of unearned income. The current allowance for loan losses provides 1.96 times coverage of period end nonperforming loans and approximately 4.3 times coverage of first quarter annualized net charge-offs. Net charge-offs in the first quarter totaled $671,000 or an annualized 0.30% of average loans net of unearned income. The provision for loan losses for the first quarter was $839,000 compared to $491,000 in the comparable period last year.
    Each of First National's bank subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, headquartered in Orangeburg, SC, had net income of $2,944,000. South Carolina Bank and Trust of the Piedmont, headquartered in Rock Hill, SC, had earnings of $436,000. South Carolina Bank and Trust of the Pee Dee, headquartered in Florence, SC, had net income of $82,000.
    C. John Hipp, III, President and Chief Executive Officer stated, "We are pleased to report continuing positive earnings and solid growth for the quarter. We are continuing to work our business plan to increase our market share in current markets and enter into new ones. We are working to establish a Cayce-West Columbia branch later this year. We will also move into a permanent facility in downtown Greenville around mid-year and are pursuing a second branch there as well. We will evaluate other markets and situations on both planned and opportunistic bases. We are gratified that our strategy of strong, yet measured, growth is occurring without the sacrifice of safety and soundness, great customer service, or ongoing solid profitability and return to shareholders."
    First National Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A., and South Carolina Bank and Trust of the Pee Dee, N.A. Through these banking subsidiaries, First National Corporation operates 30 financial centers in 12 South Carolina counties. First National Corporation offers a full range of retail and commercial banking services, trust and investment services, mortgage lending services, and consumer finance loans. First National Corporation common stock is traded on the American Stock Exchange under the symbol "FNC".

    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, FNC through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgement of FNC's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by FNC with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of FNC or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                       First National Corporation
                              (Unaudited)
                (Dollars in thousands, except per share data)

                                Three Months ended
                                     March 31,
                              ---------------------
EARNINGS SUMMARY (non tax                         %
 equivalent)                    2003       2002  Change
                           ---------- ---------- ------
Interest income              $16,420    $16,697   -1.7%
Interest expense               4,072      5,009  -18.7%
                           ---------- ----------
Net interest income           12,348     11,688    5.6%
Provision for loan losses        839        491   70.8%
Noninterest income             5,334      4,151   28.5%
Noninterest expense           11,629     10,241   13.6%
                           ---------- ----------
Earnings before income
 taxes                         5,214      5,107    2.1%
Provision for income taxes     1,792      1,731    3.6%
                           ---------- ----------
Net earnings                  $3,421     $3,376    1.3%
                           ========== ==========

Basic earnings per share/a    $0.446     $0.441    1.1%
                           ========== ==========
Basic weighted average
 shares/a                  7,673,581  7,653,020    0.3%

Diluted earnings per
 share/a                      $0.442     $0.439    0.7%
                           ========== ==========
Diluted weighted average
 shares/a                  7,732,209  7,683,461    0.6%

 Cash dividends declared
  per common share/a          $0.160     $0.136   17.6%
 Dividend payout ratio         32.31%     34.91%


                                          Average for Quarter Ended
                     -------------------------------------------------
BALANCE SHEET                           March 31,   Dec. 31   Sept. 30
 HIGHLIGHTS                               2003       2002       2002
                     -------------------------- ---------- ----------
Total loans                           $899,614   $874,477   $822,878
Total investment
 securities                            167,987    185,966    206,363
Earning assets                       1,083,899  1,065,284  1,034,719
Total assets                         1,158,588  1,130,041  1,099,127
Noninterest bearing
 deposits                              148,611    147,261    141,576
Interest bearing
 deposits                              758,053    752,924    728,663
Total deposits                         906,664    900,185    870,239
Other borrowings                        49,500     49,500     49,500
Shareholders' equity                   104,844    102,154     99,598


BALANCE SHEET                        June 30,   March 31,
 HIGHLIGHTS                            2002       2002
                                ----------------------------

Total loans                        $769,847   $758,554
Total investment securities         220,847    208,782
Earning assets                    1,008,616    979,661
Total assets                      1,068,415  1,038,072
Noninterest bearing
 deposits                           136,773    127,983
Interest bearing
 deposits                           700,975    683,596
Total deposits                      837,748    811,580
Other borrowings                     49,500     49,500
Shareholders' equity                 96,348     94,483

                                 Average for Three Months Ended
                            -------------------------------------
BALANCE SHEET                                                   %
 HIGHLIGHTS                         31-Mar-2003 31-Mar-2002    Change
                            -----------------------------------------
Total loans                           $899,614   $758,554       18.6%
Total investment
 securities                            167,987    208,782      -19.5%
Earning assets                       1,083,899    979,661       10.6%
Total assets                         1,158,588  1,038,072       11.6%
Noninterest bearing
 deposits                              148,611    127,983       16.1%
Interest bearing
 deposits                              758,053    683,596       10.9%
Total deposits                         906,664    811,580       11.7%
Other borrowings                        49,500     49,500        0.0%
Shareholders' equity                   104,844     94,483       11.0%


                                           Ending Balance
                     -------------------------------------------------

BALANCE SHEET                           March 31,  Dec. 31,  Sept. 30,
 HIGHLIGHTS                               2003       2002       2002
                     -------------------------- ---------- ----------

Total loans                           $912,776   $902,563   $859,009
Total investment
 securities                            190,230    164,951    171,555
Allowance for loan
 losses                                (11,233)   (11,065)   (10,626)
Premises and
 equipment                              30,984     28,186     26,766
Total assets                         1,192,941  1,144,948  1,122,120
Noninterest bearing
 deposits                              177,207    146,104    147,544
Interest bearing
 deposits                              764,198    752,059    743,155
Total deposits                         941,404    898,163    890,699
Other borrowings                        49,500     49,500     49,500
Total liabilities                    1,087,293  1,041,453  1,021,248
Shareholders' equity                   105,648    103,495    100,871

Actual shares
 outstanding (#)                     7,678,934  7,673,339  6,975,254


                                                    June 30, March 31,
BALANCE SHEET HIGHLIGHTS                              2002      2002
                                   ------------------------ ----------
Total loans                                       $801,392   $756,313
Total investment securities                        193,599    178,939
Allowance for loan losses                          (10,166)    (9,801)
Premises and equipment                              23,847     21,327
Total assets                                     1,068,948  1,064,190
Noninterest bearing
 deposits                                          145,938    140,545
Interest bearing deposits                          703,405    694,795
Total deposits                                     849,343    835,339
Other borrowings                                    49,500     49,500
Total liabilities                                  970,510    969,910
Shareholders' equity                                98,438     94,280

Actual shares
 outstanding (#)                                 6,970,426  6,952,976


    /a: Per share data and associated shares have been retroactively adjusted to give effect to a 10% common stock dividend paid to shareholders on December 6, 2002.


                      First National Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)


NONPERFORMING ASSETS                    March 31,  Dec. 31,   Sept.30
 (ending balance)                         2003       2002       2002
                                 -------------- ---------- ----------
Nonaccrual loans                        $3,339     $3,010     $2,470
Other real estate
 owned                                     496      1,051      1,225
Accruing loans past
 due 90 days or more                     2,383      1,729      1,832
                                 -------------- ---------- ----------
     Total nonperforming
      assets                            $6,218     $5,790     $5,527
                                 ============== ========== ==========
Total nonperforming
 assets as a percentage of
 total loans and OREO                    0.68%      0.64%      0.64%
                                 ============== ========== ==========


NONPERFORMING ASSETS                 June 30,   March 31,
 (ending balance)                      2002       2002
                                  ------------- ----------

Nonaccrual loans                     $3,464     $4,499
Other real estate
 owned                                  794        657
Accruing loans past
 due 90 days or more                  1,940        948
                                  ------------   ----------
 Total nonperforming
  assets                             $6,198     $6,104
                                  ============   ===========

Total nonperforming
 assets as a percentage of total
   loans and OREO                     0.77%      0.81%
                                   ===========   ===========


                                              Quarter Ended
ALLOWANCE FOR LOAN                     March 31,   Dec. 31,  Sept. 30,
 LOSSES                                   2003       2002       2002
                             ------------------ ---------- ----------
Balance at beginning
 of period                             $11,065    $10,626    $10,166
Loans charged off                         (799)      (802)      (525)
Loan recoveries                            128         33        101
                             ------------------ ---------- ----------
 Net (charge-offs) recoveries             (671)      (769)      (424)
Provision for loan
 losses                                    839      1,208        884
                             ------------------ ---------- ----------
Balance at end of
 period                                 11,233    $11,065    $10,626
                             ================== ========== ==========

Allowance for loan
 losses as a percentage
 of total loans                           1.23%      1.23%      1.24%
                             ================== ========== ==========
Allowance for loan
 losses as a  percentage of
   nonperforming loans                   196.29%    233.47%    247.00%
                             ================== ========== ==========
Net charge-offs as a
 percentage of
  average loans
   (annualized)                           0.30%      0.35%      0.20%
                             ================== ========== ==========
Provision for loan
 losses as a  percentage
  of average total
   loans (annualized)                     0.38%      0.55%      0.43%
                             ================== ========== ==========


ALLOWANCE FOR LOAN                    June 30,   March 31,
 LOSSES                                2002       2002
                             --------------- ----------
Balance at beginning
 of period                           $9,801     $9,818
Loans charged off                      (359)      (550)
Loan recoveries                          81         41
                             --------------- ----------
    Net (charge-offs)
     recoveries                        (279)      (508)
Provision for loan
 losses                                 644        491
                             --------------- ----------
Balance at end of
 period                             $10,166     $9,801
                             =============== ==========

Allowance for loan
 losses as a percentage of
 total loans                           1.27%      1.30%
                             =============== ==========
Allowance for loan
 losses as a percentage of
   nonperforming loans               188.12%    179.93%
                             =============== ==========
Net charge-offs as a
 percentage of
  average loans
   (annualized)                        0.15%      0.27%
                             =============== ==========
Provision for loan
 losses as a  percentage
  of average total
   loans (annualized)                  0.34%      0.26%
                             =============== ==========

                                               Quarter Ended
                                       March 31,   Dec. 31,  Sept. 30,
SELECTED RATIOS                           2003       2002       2002
                             ------------------ ---------- ----------

Return on average
 assets (annualized)                      1.20%      1.33%      1.17%
                             ================== ========== ==========
Return on average
 equity (annualized)                     13.23%     14.76%     12.97%
                             ================== ========== ==========
Net interest margin
 (tax equivalent)                         4.71%      4.69%      4.90%
                             ================== ========== ==========
Efficiency ratio (tax
 equivalent)                             64.85%     59.45%     65.91%
                             ================== ========== ==========

End of period book
 value per common
 share/a                                 $13.76     $13.49     $13.15
                             ================== ========== ==========
End of period common
 shares/a                             7,678,934  7,673,339  7,672,779
                             ================== ========== ==========
End of period Equity-
 to-Assets                                8.86%      9.04%      8.99%
                             ================== ========== ==========

                                     June 30,    March 31,
SELECTED RATIOS                        2002       2002
                             --------------- ----------

Return on average
 assets (annualized)                   1.28%      1.32%
                             =============== ==========
Return on average
 equity (annualized)                  14.17%     14.49%
                             =============== ==========
Net interest margin
 (tax equivalent)                      4.92%      4.94%
                             =============== ==========
Efficiency ratio (tax
 equivalent)                          63.88%     63.72%
                             =============== ==========
End of period book
 value per common
 share/a                              $12.84     $12.33
                             =============== ==========

End of period common
 shares/a                          7,667,469  7,648,274
                             =============== ==========

End of period Equity-
 to-Assets                             9.21%      8.86%
                             =============== ==========


LOAN PORTFOLIO (ending        March 31,  % of   March 31, % of
 balance)                       2003    Total     2002   Total
                            --------- -------- -------- -------
Commercial                  $117,017    12.80% $96,635   12.74%
Consumer                     108,185    11.84% 103,578   13.66%
Real estate:
  Commercial                 331,596    36.28% 252,690   33.32%
  Consumer                   226,237    24.75% 221,943   29.27%
  Consumer - Held for Sale    31,393     3.43%  11,115    1.47%
Firstline                     88,846     9.72%  64,392    8.49%
Other loans                   10,703     1.17%   8,000    1.05%
                            --------- -------- -------- -------
Total loans (gross)          913,976   100.00% 758,352  100.00%
Unearned income               (1,200)       0   (2,039)      0
                            --------- -------- -------- -------
Total loans (net of
 unearned income)             912,776   100.00% 756,313  100.00%
                            ========= ======== ======== =======

                              Three Months Ended
NON-INTEREST INCOME &              March 31,       %
 EXPENSE                        2003     2002   Change
                            --------- -------- --------
Noninterest income:
   Service charges on
    deposit accounts          $2,867   $2,409     19.0%
   Secondary market mortgage
    fees                       1,445      899     60.7%
   Trust fees                    184      197     -6.9%
   Other service charges,
    commissions, fees            839      646     29.9%
                            --------- --------
     Total noninterest
       income                 $5,334   $4,151     28.5%
                            ========= ========
Noninterest expense:
   Salaries and employee
    benefits                  $6,710   $5,569     20.5%
   Net furniture and
    equipment expense          1,021      998      2.3%
   Net occupancy expense         660      571     15.6%
   Amortization                   50       57    -12.2%
   Other                       3,188    3,046      4.7%
                            --------- --------
     Total noninterest
      expense                $11,629  $10,241     13.6%
                            ========= ========

   /a: Per share data and associated shares have been retroactively adjusted to give effect to a 10% common stock dividend paid to shareholders on December 6, 2002.


    CONTACT: First National Corporation
             Richard C. Mathis, CFO or or C. John Hipp, III, CEO
             803/765-4618, 803/765-1006;  fax, 803/765-1966